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                                CREDIT AGREEMENT

                                  by and among

                            THREE-FIVE SYSTEMS, INC.
                              and its Subsidiaries


                             The Banks Named Herein


                                       and


                              IMPERIAL BANK ARIZONA

                                    as Agent


                                   Dated as of

                                November 5, 1998








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
                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
RECITALS..................................................................1

ARTICLE 1           DEFINITION OF TERMS...................................2

         1.1        Definitions...........................................2
         1.2        Terms Generally......................................13

ARTICLE 2           THE RLC..............................................14

         2.1        RLC Commitment.......................................14
         2.2        Revolving Line.......................................14
         2.3        RLC Notes............................................14
         2.4        RLC..................................................15
         2.5        Excess Balance Repayment.............................18
         2.6        Reduction of RLC Commitment..........................18
         2.7        Conditions...........................................18
         2.8        Other RLC Advances...................................19
         2.9        Assignment...........................................19
         2.10       Issuance of Letters of Credit........................19
         2.11       Issuance Procedure for Letter of Credit..............20
         2.12       Letter of Credit Fees................................20
         2.13       Disbursements........................................20
         2.14       Reimbursement Obligations of Borrower................20
         2.15       Nature of Reimbursement Obligations..................21
         2.16       Banks Obligation.....................................21
         2.17       Certain Requirements.................................22
         2.18       Risk Participations, Drawings, and Reimbursements....22
         2.19       Repayment of Participations..........................24
         2.20       Role of the Issuing Bank.............................25

ARTICLE 2A          THE RLCT.............................................26

         2A.1       RLCT Commitment......................................26
         2A.2       Revolving Line.......................................26
         2A.3       RLCT Notes...........................................26
         2A.4       RLCT.................................................27
         2A.5       Excess Balance Repayment.............................30
         2A.6       Reduction of RLCT Commitment.........................30
         2A.7       Conditions...........................................30
         2A.8       Other RLCT Advances..................................31

                                       -i-
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         2A.9       Assignment...........................................31

ARTICLE 3           PAYMENTS, FEES AND EURODOLLAR PROVISIONS.............32

         3.1        Payments.............................................32
         3.2        Loan Fees............................................32
         3.3        Computations.........................................33
         3.4        Maintenance of Accounts..............................33
         3.5        Certain Contingencies................................33
         3.6        Increased Capital Requirements; Tax..................34
         3.7        Special Provisions for LIBOR Rate Advances...........35
         3.8        Prepayments..........................................37
         3.9        Non U.S. Subsidiaries - Currency Indemnity...........38

ARTICLE 4           SECURITY DOCUMENTS...................................39

         4.1        Security.............................................39
         4.2        Security Documents...................................39

ARTICLE 5           CONDITIONS PRECEDENT.................................40

         5.1        Initial Advance......................................40
         5.2        No Event of Default..................................41
         5.3        No Material Adverse Effect...........................41
         5.4        Representations and Warranties.......................41

ARTICLE 6           REPRESENTATIONS AND WARRANTIES.......................42

         6.1        Recitals.............................................42
         6.2        Organization and Good Standing.......................42
         6.3        Authorization and Power..............................42
         6.4        Enforceable Obligations..............................42
         6.5        No Conflicts or Consents.............................42
         6.6        No Litigation........................................43
         6.7        Financial Condition..................................43
         6.8        Taxes................................................43
         6.9        No Stock Purchase....................................43
         6.10       Advances.............................................43
         6.11       Solvent..............................................43
         6.12       ERISA................................................44
         6.13       Full Disclosure......................................44
         6.14       No Default...........................................44
         6.15       Significant Debt Agreements..........................44
         6.16       Compliance with Law..................................44

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         6.17       Subsidiaries.........................................44
         6.18       Year 2000 Compliance.................................44

ARTICLE 7           AFFIRMATIVE COVENANTS................................45

         7.1        Financial Statements, Reports and Documents..........45
         7.2        Maintenance of Existence.............................46
         7.3        Maintain Business....................................46
         7.4        Insurance............................................46
         7.5        Compliance with Credit Documents.....................47
         7.6        Books and Records; Access............................47
         7.7        Payment of Taxes and Other Indebtedness..............47
         7.8        Notice of Default....................................47
         7.9        Other Notices........................................47
         7.10       ERISA Compliance.....................................47
         7.11       Further Assurances...................................48
         7.12       Compliance with Significant Debt Agreements..........48
         7.13       Compliance with Law..................................48
         7.14       Authorizations and Approvals.........................48
         7.15       News Releases........................................48
         7.16       New Subsidiaries.....................................48
         7.17       Change in Control....................................48
         7.18       Year 2000 Compliance.................................49
         7.19       Treasury Stock.......................................49

ARTICLE 8           NEGATIVE COVENANTS...................................50

         8.1        No Debt..............................................50
         8.2        Liens................................................50
         8.3        Loans................................................50
         8.4        Dividends............................................50
         8.5        Existence; Sale or Transfer of Assets................50
         8.6        Fiscal Year..........................................51
         8.7        Margin Stock.........................................51
         8.8        Amendments to Organizational Documents...............51
         8.9        Treasury Stock.......................................51
         8.10       Investment in China..................................51
         8.11       Financial Covenants..................................51

ARTICLE 9           EVENTS OF DEFAULT....................................53

         9.1        Events of Default....................................53
         9.2        Remedies Upon Event of Default.......................55
         9.3        Performance by the Banks.............................57

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ARTICLE 9A          ADMINISTRATIVE AGENT.................................58

         9A.1       Appointment and Authorization........................58
         9A.2       Exculpation..........................................58
         9A.3       Administrative Agent and Affiliates..................58
         9A.4       Banks' Credit Decisions..............................58
         9A.5       Indemnification......................................59
         9A.6       Administration.......................................59
         9A.7       Default by a Bank....................................61
         9A.8       Collections; Sharing of Payments.....................62
         9A.9       Successor Administrative Agent.......................62
         9A.10      Issuing Bank.........................................62

ARTICLE 10          MISCELLANEOUS........................................64

         10.1       Modification.........................................64
         10.2       Waiver...............................................64
         10.3       Payment of Expenses..................................64
         10.4       Notices..............................................64
         10.5       Governing Law; Jurisdiction, Venue...................65
         10.6       Invalid Provisions...................................66
         10.7       Binding Effect.......................................66
         10.8       Entirety.............................................66
         10.9       Relationship of the Banks and Borrower...............66
         10.10      Time of the Essence..................................66
         10.11      Good Faith Standard..................................66
         10.12      Assignments and Participations; Transferees..........67
         10.13      Headings.............................................69
         10.14      Survival.............................................69
         10.15      No Third Party Beneficiary...........................69
         10.16      Joint Liability......................................70
         10.17      Schedules and Exhibits Incorporated..................70
         10.18      Waiver of Jury Trial.................................70
         10.19      Counterparts.........................................71


Schedule 1.1 - Pro Rata Share and Notice Address of each Bank

Schedule 6.17 - Subsidiaries

Schedule 8.2 - Existing Liens

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
Exhibit "A" - Form of Compliance Certificate

Exhibit "B" - Form of Advance Notice

Exhibit "C" - Form of Notes

Exhibit "D" - Form of Assumption Agreement

Exhibit "E" - Administrative Details Reply Form

Exhibit "F" - Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         BY  THIS   CREDIT   AGREEMENT   (together   with  any   amendments   or
modifications, the "Credit Agreement"), entered into as of the 5th day of November, 1998 by and between THREE- FIVE SYSTEMS, INC., a Delaware corporation (the "Company"), all present and future Subsidiaries (as hereinafter defined) of the Company (with the Company, the "Borrower"), the banks listed from time to time in Schedule 1.1 (the "Banks"), and IMPERIAL BANK ARIZONA, an Arizona banking corporation, as administrative agent for the Banks (in such capacity, together with any successor agent appointed hereunder, the "Administrative Agent") and as Issuing Bank (as hereinafter defined) or as agent for the Issuing Bank (as Administrative Agent and as agent for the Issuing Bank, the "Agent"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS
                                    --------

         A. Borrower has requested that the Banks establish the following financial accommodations:

                  1. A revolving line of credit (the "RLC") in the principal amount of $15,000,000.00 to provide working capital financing and for the issuance from time to time of letters of credit; and

                  2. A revolving line of credit term loan (the "RLCT") in the principal amount of $10,000,000.00 to provide liquidity for a common stock repurchase program by Borrower.

         B. The Banks have agreed to do so upon the terms, conditions and provisions set forth herein.

         C. Effective as of the delivery of this Credit Agreement, the Company acknowledges and agrees that the Credit Agreement dated as of May 23, 1997 between the Company and Imperial Bank, a California banking corporation, shall be terminated and Imperial Bank shall have no further obligations to the Company under said Credit Agreement and the Company shall have no further obligation to Imperial Bank under said Credit Agreement.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE 1

                               DEFINITION OF TERMS
                               -------------------

         1.1 Definitions. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section hereof referred to below:

                  "Administrative Agent": See the Preamble hereto.

                  "Administrative   Questionnaire"   means  that  Administrative
Details Reply Form substantially in the form of Exhibit "E" attached hereto delivered to the Agent pursuant to Section 10.12.

                  "Advance" means an RLC Advance or an RLCT Advance.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent": See the Preamble hereto.

                  "Assignment   and   Acceptance"   means  that  Assignment  and
Acceptance substantially in the form of Exhibit "F" attached hereto delivered to the Agent pursuant to Section 10.12.

                  "Authorized Officer" means the chief executive officer, chief financial officer or the chief accounting officer of Borrower, or such other individual who is from time to time designated to the Banks in writing by said officer as authorized to act for Borrower with respect to the Loans.

                  "Banking Day" means a day of the year on which commercial banks are not required or authorized to close in Inglewood, California, and, with respect to a LIBOR Rate Advance, a day on which dealings are carried on in the London interbank market.

                  "Banks": See the Preamble hereto.

                  "Borrower": See the Preamble hereto.

                  "Cash  Flow"  means  the  sum  for  the  relevant   period  of
Borrower's Net Income, tax expense (less taxes actually paid in cash), depreciation expense, amortization of intangibles expense and interest expense, all to the extent deducted in the calculation of Net Income.

                  "Change in Control" means the occurrence or existence of either of the following events or conditions without the prior written consent of the Banks, if different than the state of affairs as of the Closing Date:

                           (a) the acquisition by any Person or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Credit Agreement) of securities of Borrower having more than 50% of the ordinary voting power for the election of directors; or

                           (b) the  acquisition  of Control of  Borrower  by any
                  Person or two or more Persons acting in concert of Control of Borrower.

                  "Closing Date" means November 5, 1998.

                  "Co-Borrowers," each a "Co-Borrower" means the Subsidiaries that are a party to this Credit Agreement from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means any property subject to the Security Documents.

                  "Commitment" means the RLC Commitment and the RLCT Commitment.

                  "Company": See the Preamble hereto.

                  "Compliance Certificate": See Section 7.1(c).

                  "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

                  "Controlled Subsidiary" means any Subsidiary in which the Company owns in excess of fifty percent (50.0%) of both all voting rights and all equity interests.

                  "Credit Agreement": See the Preamble hereto.

                  "Credit Documents" means this Credit Agreement, the Notes (including any renewals, extensions, restatements and refundings thereof), the Security Documents, and any written agreements, certificates or documents (and with respect to this Credit Agreement, the Notes, the Security Documents and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

                  "Credit Facilities" means the RLC and the RLCT.

                  "Current Assets" means all assets of Borrower classified as current assets under GAAP, determined on a consolidated basis.

                  "Current   Liabilities"  means  all  liabilities  of  Borrower
classified as current liabilities under GAAP, determined on a consolidated basis.

                  "Current Ratio" means as of any date the ratio of Borrower's Current Assets as of such date to its Current Liabilities as of such date.

                  "Debt Coverage Ratio" means for any date the ratio of Borrower's Cash Flow to its Debt Service Requirement, calculated on a rolling four-quarter basis.

                  "Debt Service Requirement" means the sum of the following that are due within the relevant period: all current maturities of long-term debt (excluding the RLC), capital lease obligations, interest expense and off-balance sheet lease expense.

                  "Default Rate" means an interest rate per annum equal to five percent (5.0%) over the Variable Rate, which Default Rate shall change when and as the Variable Rate changes.

                  "Disbursement": See Section 2.13.

                  "Disbursement Date": See Section 2.13.

                  "Dollars" and the sign "$" mean lawful currency of the United States of America.

                  "EBITDA" means Net Income, plus the sum of all interest expense, tax expense, depreciation and amortization deducted in computing such Net Income.

                  "EBITDA Ratio" means as of any date the ratio of Funded Debt to EBITDA, calculated on a rolling four-quarter basis.

                  "Equity" means Borrower's stockholders' equity, determined on a consolidated basis in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors to the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate Reserve Percentage" for the LIBOR Interest Period for each LIBOR Rate Advance means the reserve percentage applicable two
(2) Banking Days before the first day of such LIBOR Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Advances) having a term equal to such Interest Period.

                  "Event of Default": See Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)." If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate." If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Financial Covenants": See Section 8.11 hereof.

                  "Funded Debt" means as of the end of any fiscal quarter, with respect to any Person, its interest-bearing Indebtedness including without limitation any capital lease debt.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

                  "Honor Date" has the meaning specified in Section 2.18(b).

                  "Imperial" means Imperial Bank Arizona, an Arizona banking corporation.

                  "Indebtedness" means, with respect to any Person, all of its monetary and contingent obligations and liabilities, including without limitation each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money, (b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) guarantees of Indebtedness of third parties, and (f) a recourse or non recourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes), but excluding any trades accounts payables and any accruals.

                  "Insolvency Proceeding" means any proceeding undertaken under the Debtor Relief Laws.

                  "Issuance Date" means the date on which a Letter of Credit is delivered to the beneficiary thereof.

                  "Issuance Request" means a request for a Letter of Credit duly executed by Borrower in a form satisfactory to the Issuing Bank.

                  "Issue" means, with respect to any Letter of Credit, to issue or, by amendment or otherwise, to extend the expiry of, or to renew or increase or decrease the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Bank" means Imperial and/or any Affiliate thereof in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement Letter of Credit issuer arising under this Credit Agreement.

                  "LC Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Variable Rate Advance.

                  "LC Obligations" means at any time the sum of (a) the Outstanding LC Balance under the RLC, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding LC Borrowings.

                  "Letter of Credit" means a letter of credit issued by the Issuing Bank for the account of Borrower pursuant to Article 2.

                  "LIBOR" means the London Interbank Offered Rate, determined as provided herein, for the applicable LIBOR Interest Period to be specified by the Borrower as provided herein. For each Advance under the LIBOR option, the LIBOR rate will remain in effect through the end of the LIBOR Interest Period. If prior to the due date for a LIBOR Rate Advance Borrower requests a continuation of said LIBOR Rate Advance, Borrower's request shall comply with the request procedure specified below and the LIBOR rate for the LIBOR Rate Advance shall be re-determined for the next LIBOR Interest Period as provided below. LIBOR shall mean with respect to any LIBOR Interest Period the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) of:

                           (a) the offered  rates per annum for deposits in U.S.
                  Dollars for a period equal to such LIBOR Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Banking Day that is two (2) Banking Days before the first day of such LIBOR Interest Period, in each case if at least four (4) such offered rates appear on such page, or

                           (b) if clause (a) is not  available,  (x) the offered
                  rate per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period for a LIBOR Rate Advance hereunder which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Banking Day which is two (2) Banking Days before the first day of such LIBOR Interest Period; or (y) if clause (x) above is not available, the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) of the interest rates per annum offered by at least three (3) prime banks selected by the Banks at approximately 11:00 a.m., London time, on the Banking Day which is two (2) Banking Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such LIBOR Interest Period for a LIBOR Rate Advance hereunder in an amount equal to the amount to which the LIBOR applies. "Reuters Screen LIBOR Page" as used herein means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

                  "LIBOR Advance" means an Advance or a portion of a Loan designated by Borrower, that bears, or is requested to bear, interest at a LIBOR Based Rate. Each LIBOR Advance shall be in a minimum amount of $500,000.00 with integral multiples of $1,000.00 in excess thereof.

                  "LIBOR Based Rate" means the rate per annum equal (A) to the sum of LIBOR and the following margin:

                           (i) one hundred seventy-five basis points (175 bp) as
                  to an RLC Advance;

                           (ii) two  hundred  thirty-seven  and  one-half  basis
                  points (237.5 bp) as to an RLCT Advance;

in each case divided by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to the applicable LIBOR Interest Period.

                  "LIBOR Interest Period" means, for each LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each LIBOR Interest Period shall be one, two, three or six months, as selected by Borrower (A), for a new Advance, in the request for a LIBOR Rate Advance or
(B), for an outstanding Advance, in the request for a LIBOR Rate Advance to continue bearing interest at the LIBOR Based Rate or (C), for an outstanding Variable Rate Advance, in the request to convert to a LIBOR Rate Advance; provided, however, that:

                           (i) LIBOR  Interest  Periods  commencing  on the same
                  date shall be of the same duration;

                           (ii) Whenever the last day of any LIBOR Interest Period would otherwise occur on a day other than a Banking Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding Banking Day, provided that if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the next preceding Banking Day; and

                           (iii) No LIBOR  Interest  Period with  respect to any
                  RLC Advance shall extend beyond the applicable Maturity Date.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

                  "Loans" means together the RLC and the RLCT, each being a Loan.

                  "Loan Fees": See Section 3.2 hereof.

                  "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

                  "Maturity Date" means the RLC Maturity Date or the RLCT Maturity Date, as applicable.

                  "Maximum LC Commitment" means SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00).

                  "Net Income" means for any period the net income of Borrower for such period in accordance with GAAP, determined on a consolidated basis.

                  "New Subsidiary": See Section 7.16 hereof.

                  "Notes" means the RLC Note and the RLCT Note, each being a Note.

                  "Obligation"  means  all  present  and  future   indebtedness,
obligations and liabilities of Borrower to the Banks, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

                  "Outstanding LC Balance" in effect at any time means the maximum aggregate amount available to be drawn at such time under all outstanding Letters of Credit, the determination of such maximum amount to assume compliance with all conditions for a Disbursement.

                  "Payment Date" means:

                           (i) as to a Variable Rate  Advance,  the first day of
                  each month, provided that if any such day is not a Banking Day, then such Payment Date shall be the next successive Banking Day; and

                           (ii) as to a LIBOR Rate  Advance,  the earlier of (A)
                  the last day of its LIBOR Interest Period, or (B) the last day of each three month period during such LIBOR Interest Period.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any
successor  to  all  or  substantially   all  of  the  Pension  Benefit  Guaranty
Corporation's functions under ERISA.

                  "Permitted Liens" means Liens which consist of the following:

                  (a) Liens for taxes, assessments or governmental charges not yet delinquent;

                  (b) Liens to which the Banks shall consent in writing, in their sole and absolute discretion; and

                  (c) Existing Liens listed on Schedule 8.2.

                  "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

                  "Prime Rate" means the interest rate per annum publicly announced by Imperial Bank, a California banking corporation, or its successors, as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily the best or lowest rate offered by Imperial Bank and Imperial Bank may lend to its customers at rates that are at, above or below its Prime Rate.

                  "Pro Rata Share" means, as to each Bank, that amount shown at any time on Schedule 1.1 attached hereto as that Bank's share of each Commitment, each Advance and each Letter of Credit.

                  "Quarterly End Date" means the last day of each March, June, September and December.

                  "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

                  "Regulatory Change" means any change effective after the date of this Credit Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including the Banks, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "Required Banks" means, at any time, Banks having Pro Rata Shares representing at least sixty-five percent (65.0%) of the aggregate Commitment.

                  "RLC": See Recital A hereto.

                  "RLC Advance" means a disbursement of the proceeds of the RLC.

                  "RLC Balance" means (i) with respect to the RLC on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of RLC Advances occurring on such date; plus (ii) with respect to any outstanding LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including changes occurring as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "RLC Commitment" means FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00).

                  "RLC Maturity Date" means May 22, 2000.

                  "RLC Non-Use Fee": See Section 3.2(a).

                  "RLC Note" means a Revolving Promissory Note of even date herewith substantially in the form attached hereto as Exhibit C-1, in the amount of a Bank's Pro Rata Share of the RLC Commitment, executed by Borrower and delivered to a Bank pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications, restatements or replacements thereof.

                  "RLCT": See Recital A hereto.

                  "RLCT Advance" means a disbursement of the proceeds of the RLCT.

                  "RLCT Balance" means the aggregate outstanding principal amount of all RLCT Advances, after giving effect to any borrowings and prepayments or repayments of RLCT Advances occurring on such date.

                  "RLCT   Commitment"  means  TEN  MILLION  AND  NO/100  DOLLARS
($10,000,000.00).

                  "RLCT Maturity Date" means August 5, 2004.

                  "RLCT Non-Use Fee": See Section 3.2(c).

                  "RLCT Note" means a Revolving Promissory Note of even date herewith substantially in the form attached hereto as Exhibit C-2 in the amount of a Bank's Pro Rata Share of the RLCT Commitment executed by Borrower and delivered to a Bank pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

                  "RLCT Principal Date" means initially November 5, 1999 and every 3 month anniversary thereafter.

                  "RLCT Termination Date" means August 5, 1999.

                  "SEC" means the Securities and Exchange Commission.

                  "Security Agreement": See Section 4.1.

                  "Security Documents": See Section 4.2.

                  "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $50,000 in outstanding principal (or principal equivalent) amount.

                  "Stated Amount" of a Letter of Credit means the amount of the Letter of Credit as stated in the Letter of Credit.

                  "Stated Expiry Date" of a Letter of Credit means the stated expiry date or expiration date as stated in the Letter of Credit.

                  "Subsidiary"  means  any  business   association  directly  or
indirectly controlled by the Borrower.

                  "Tangible  Net  Worth"  means,  at any given  date,  the total shareholder's equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with generally accepted accounting principles consistently applied, less the aggregate book value of "Intangible Assets" (as defined below) shown on such balance sheet. "Intangible Assets" means those assets that are (i) deferred assets, other than prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied; and (iii) unamortized debt discount and expense.

                  "Tangible Net Worth Minimum" means the sum of (i) $55,000,000.00, plus (ii) beginning December 31, 1998, fifty percent (50.0%) of its positive Net Income for each fiscal quarter thereafter, less (iii) the amount of its treasury stock acquired by Borrower since August 1, 1998.

                  "U.S." means the United States of America.

                  "Variable Rate" means the rate per annum equal to the Prime Rate per annum as in effect from time to time. The Variable Rate will change on each day that the "Prime Rate" changes.

                  "Variable Rate Advance" means an Advance or a portion of a Loan designated by Borrower, that bears, or is requested to bear, interest at the Variable Rate.

         1.2 Terms Generally.

                  (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (c) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                  (d) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                    ARTICLE 2

                                     THE RLC
                                     -------

         2.1 RLC Commitment. Each Bank agrees, severally but not jointly, to loan to or for the benefit of Borrower, and Borrower shall be entitled to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, an amount that shall not exceed that Bank's Pro Rata Share of the RLC Commitment.

         2.2 Revolving Line.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, each Bank shall provide to Borrower a revolving line of credit (each, a "RLC"), against which a Bank shall fund its Pro Rata Share of each RLC Advance to be made to Borrower, repaid by Borrower, and readvanced to Borrower, as Borrower may request, and the Issuing Bank shall issue such Letters of Credit as Borrower shall request, which may be terminated or repaid by Borrower and reissued provided that (i) there is no Event of Default under any provision of this Credit Agreement, (ii) no RLC Advance shall be made or Letter of Credit issued that would cause the RLC Balance to exceed the RLC Commitment,
         (iii) no Bank shall be obligated under any circumstances to fund an RLC Advance in excess of that Bank's Pro Rata Share of the requested RLC Advance, (iv) the aggregate amount of a Bank's funding of the RLC Balance at any one time outstanding shall not exceed its Pro Rata Share of the RLC Commitment, and (v) no Letter of Credit shall be issued with a Stated Expiry Date later than the RLC Maturity Date. The Banks shall not be obligated to fund their Pro Rata Share of any RLC Advance if, after giving effect thereto, any of the foregoing limitations would be exceeded.

                  (b) The failure of any Bank to fund its Pro Rata Share of an RLC Advance in accordance with its Pro Rata Share of the RLC Commitment shall not relieve any other Bank of its several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder.

                  (c) RLC Advances may be made for the purpose of providing to Borrower working capital financing or in connection with a Disbursement under a Letter of Credit.

         2.3 RLC Notes. The RLC of each Bank shall be evidenced by an RLC Note and shall bear interest and be payable to the order of such Bank upon the terms and conditions contained therein. The aggregate amount funded by a Bank under its RLC Note less all repayments of principal thereof shall be the principal amount owing and unpaid on its RLC Note and its RLC. The principal amount funded by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its RLC Note and shall be entered by the Bank on its ledgers and computer records; provided that the failure of the Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its RLC Note. The entries made in the ordinary course of business by a Bank on its ledgers and computer records and any notations made in the ordinary course of business by a Bank on any such schedule annexed to its RLC Note shall be presumed to be accurate until the contrary is established. If requested, Borrower shall confirm in writing to the Administrative Agent each RLC Advance.

         2.4 RLC. The RLC shall bear interest and be payable to the Banks upon the terms and conditions contained therein, which include the following provisions:

                  (a) Interest shall accrue:

                           (i) On the unpaid  principal of an RLC Advance at the
                  Variable Rate except to the extent that an RLC Advance bears interest at the LIBOR Based Rate.

                           (ii) On the unpaid principal of an RLC Advance at the
                  LIBOR Based Rate to the extent Borrower shall elect and to the extent not otherwise provided herein.

                  (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on each Payment Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

                  (d) Each request for an RLC Advance shall be substantially in the form attached hereto as Exhibit "B" from an Authorized Officer and shall, in addition to complying with the other requirements in this Credit Agreement, (i) specify the date and amount of the requested RLC Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be an RLC Advance that bears interest at the LIBOR Based Rate, (iii) be in a minimum amount of $500,000.00 with integral multiples of $1,000.00 in excess thereof, and (iv) if the RLC Advance is to bear interest at the LIBOR Based Rate, (A) specify the LIBOR Interest Period, and (B) be delivered to Administrative Agent before 9:00 a.m. (Inglewood, California local time) at least three (3) Banking Days prior to the date of the requested RLC Advance. Any request for an RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the LIBOR Based Rate shall bear interest at the

         Variable Rate; provided that in the event such non-compliance is due to Borrower's failure to specify the required information, the Banks agree to notify Borrower of such failure and to provide Borrower the opportunity to provide such information prior to directing that the Advance bear interest at the Variable Rate.

                  (e) After receiving a request for an RLC Advance in the manner provided herein, the Administrative Agent shall promptly, before 11:30 a.m. (Inglewood, California local time) on the date an RLC Advance is requested, notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such request and such Bank's Pro Rata Share of the requested Rate Advance. Each Bank shall, before 1:00 p.m. (Inglewood, California local time) on the date an RLC Advance is to be made as specified in a request for an RLC Advance, deposit with the Administrative Agent such Bank's Pro Rata Share of the requested RLC Advance in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Administrative Agent of such funds, the Administrative Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Administrative Agent. The failure of any Bank to fund its Pro Rata Share of any RLC Advance required of it hereunder shall not relieve any other Bank of its obligation to fund its Pro Rata Share of any RLC Advance hereunder. If any Bank fails to fund its Pro Rata Share of the requested RLC Advance and if all conditions to such RLC Advance have apparently been satisfied, the Administrative Agent will make available to Borrower the funds received by it from the other Bank. Neither the Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

                  Unless the Administrative Agent shall have received notice from a Bank prior to the date of any RLC Advance that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the requested RLC Advance, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such RLC Advance in accordance with this Section and the Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the requested RLC Advance available to the Administrative Agent (the "Principal Shortfall Amount"), Borrower agrees to repay the Principal Shortfall Amount to the Administrative Agent forthwith on demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at the rate per annum equal to the rate otherwise applicable to the RLC Advance in question.

                  (f) If Borrower desires that a LIBOR Rate Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest

         Period, Borrower shall deliver to the Administrative Agent at least three (3) Banking Days prior to the end of the existing LIBOR Interest Period; a notice making such election and specifying the new LIBOR Interest Period. If Borrower does not deliver such notice within such time, then after the existing LIBOR Interest Period the LIBOR Rate Advance shall become a Variable Rate Advance and shall bear interest at the Variable Rate.

                  (g) Borrower may upon written notice to and received by the Administrative Agent not later than 9:00 a.m. (Inglewood, California local time) (i) on the third Banking Day, in the case of any conversion of a Variable Advance into a LIBOR Rate Advance and (ii) on the first Banking Day in the case of any conversion of a LIBOR Rate Advance into a Variable Rate Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type; provided, however, that any conversion of a LIBOR Rate Advance
         (A) shall only be made on the last day of the applicable LIBOR Interest Period except as otherwise provided herein, and (B) shall be made only as to an RLC Advance in a minimum amount of $500,000.00 with integral multiples of $1,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLC
         Advance(s) to be converted. After receiving any such notice, the Administrative Agent shall promptly notify each Bank by telephone, telefacsimile or cable and deliver a copy thereof to each Bank.

                  (h) Each request for an RLC Advance as well as each election by the Borrower that an RLC Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest Period and each conversion request shall be irrevocable and binding on Borrower once the request is received by the Administrative Agent and the Administrative Agent notifies the Banks of the request. Prior to the Administrative Agent's notice of the request to the Banks, Borrower may revoke the request. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date specified for an RLC Advance in any request for an RLC Advance, the conditions to such RLC Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such RLC Advance when such RLC Advance, as a result of such failure, is not made on the date so specified.

                  (i) No RLC Advance shall be requested by Borrower to bear a LIBOR Based Rate, whether pursuant to a request for an RLC Advance or a conversion hereunder, so long as there shall have occurred an Event of Default and such Event of Default is continuing.

                  (j) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the RLC Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  (k) If any payment of interest and/or principal is not received by the Administrative Agent when such payment is due, then in addition to the remedies conferred upon the Banks under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Banks for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

                  (l) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

         2.5 Excess Balance Repayment. There shall be due and payable from Borrower to the Banks, and Borrower shall immediately repay to the Banks three
(3) days after notice to Borrower, from time to time, any amount by which the RLC Balance exceeds the RLC Commitment.

         2.6 Reduction of RLC Commitment. Borrower shall have the right at any time upon at least seven days' prior written notice to the Administrative Agent to reduce the aggregate amount of the RLC Commitment; provided, that the amount of each such reduction shall be in a minimum aggregate amount of $1,000,000.00 or an integral aggregate multiple of $100,000.00 in excess thereof and that no such reduction shall reduce (i) the amount of the RLC Commitment to less than the RLC Balance, or (ii) the amount of a Bank's Pro Rata Share of the RLC Commitment to less than the amount of the RLC Balance funded by such Bank. Any reduction in the aggregate amount of the RLC Commitment shall reduce each Bank's share of the RLC Commitment by its Pro Rata Share of the aggregate amount of such reduction. The Administrative Agent shall promptly notify each Bank of any such notice of reduction received from the Borrower. Any reduction in the RLC Commitment may not be reinstated without the mutual prior consent of the Borrower and the Banks.

         2.7 Conditions. The Banks shall have no obligation to fund their Pro Rata Shares of any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, the Banks in their sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and the

Banks, at any time, in their sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.8 Other RLC Advances. The Administrative Agent, at the direction of the Banks, after giving written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against the Collateral, (ii) interest accrued and payable upon the RLC, (iii) any indebtedness, charges and expenses that are the obligation of Borrower under this Credit Agreement, and
(iv) any charges or matters necessary to cure any Event of Default.

         2.9 Assignment. Borrower shall have no right to any RLC Advance other than to have the same disbursed by the Administrative Agent in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect the Banks without their written consent; the Administrative Agent, at the direction of the Banks may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         2.10 Issuance of Letters of Credit.

                  (a) Subject to the terms and conditions of this Credit Agreement, (i) the Issuing Bank agrees from time to time before the RLC Maturity Date to issue Letters of Credit for the account of the Borrower; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower, subject to the prior approval by each Bank of the provisions of each Letter of Credit. Each reference in this Credit Agreement to the "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall be deemed to include any extension or renewal of a Letter of Credit.

                  (b) Each Letter of Credit shall (i) by its terms be issued in a Stated Amount; (ii) have a Stated Expiry Date no later than the RLC Maturity Date; (iii) expire or be terminated by the beneficiary thereunder on or before its Stated Expiry Date; (iv) not cause the RLC Balance after the issuance of said Letter of Credit to exceed the RLC Commitment; and (v) not cause the Outstanding LC Balance after the issuance of said Letter of Credit to exceed the Maximum LC Commitment.

                  (c) In addition to the conditions otherwise specified in this Section, the obligation of the Issuing Bank to issue a Letter of Credit shall be subject to the further condition precedent that the following statements shall be correct, and each of the application for such Letter of Credit and the issuance of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of the issuance of such Letter of Credit such statements are correct:

                           (i) The  representations  and warranties in Article 6
                  are correct on and as of the date of the issuance of such Letter of Credit, before and after giving effect to such issuance, as though made on and as of such date;

                           (ii)  No  Event  of  Default  has   occurred  and  is
                  continuing; and

                           (iii) The  conditions in Section 2.2(a) are satisfied
                  as of the date of issuance of the Letter of Credit, before and after giving effect to such issuance.

         2.11 Issuance Procedure for Letter of Credit. By delivery to the Issuing Bank of an Issuance Request on or before 9:00 a.m. (Inglewood, California time) three (3) Banking Days prior to the requested Issuance Date, and the execution of such applications and agreements as the Issuing Bank may reasonably request, Borrower may request the issuance of a Letter of Credit in such form as Borrower may reasonably request. Each Issuance Request shall include the form of the Letter of Credit, the amount and other terms thereof. Subject to the terms and conditions of this Credit Agreement, the Issuing Bank will issue such Letter of Credit on the Issuance Date specified in the Issuance Request submitted in connection therewith. The Issuing Bank and Borrower agree that all Letters of Credit issued pursuant to the terms of this Article shall be subject to the terms and conditions, and entitled to the benefits, of this Credit Agreement and the other Credit Documents.

         2.12 Letter of Credit Fees. Borrower agrees to pay to the Issuing Bank a charge for all reasonable administrative expenses of the Issuing Bank in connection with the issuance, amendment or modification (if any) and administration of the Letter of Credit upon demand from time to time, which charge shall not exceed $150.00 per draw, transfer or transaction.

         2.13 Disbursements. The Issuing Bank will notify Borrower of the presentment for payment of a Letter of Credit by any beneficiary thereto, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of the Letter of Credit, the Issuing Bank shall make such payment (a "Disbursement") to the beneficiary of the Letter of Credit. Each such Disbursement shall be deemed to be an RLC Advance hereunder.

         2.14 Reimbursement Obligations of Borrower. Borrower's obligation under
Section 2.13 to reimburse the Banks with respect to each Disbursement (including interest thereon) in respect of any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against the Banks, the Issuing Bank, the Administrative Agent or the beneficiary thereof, including any defense based upon the occurrence of any Event of Default, any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the Letter of Credit (if, in Issuing Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of the Letter of Credit; provided, however, that nothing herein shall adversely affect the right of Borrower to commence any proceeding against Issuing Bank for any wrongful Disbursement made by Issuing Bank under the Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Issuing Bank.

         2.15 Nature of Reimbursement Obligations. Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Banks nor the Issuing Bank (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit;

                  (c) failure of any beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruption or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary of a Letter of Credit in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted the Banks or the Issuing Bank hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Banks or the Issuing Bank in good faith shall be binding upon the Borrower and shall not put the Banks or the Issuing Bank under any resulting liability to Borrower.

         2.16 Banks Obligation. Nothing herein shall be deemed to relieve any Bank from its obligations to fulfill its Pro Rata Share of the RLC Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

         2.17 Certain Requirements. The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any requirement of law applicable to the Issuing Bank or any request or directive (with which it is customary for banks in the relevant jurisdiction to comply whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost, or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                           (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or Borrower, on or prior to the Banking Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in
         Article 5 is not then satisfied;

                           (iii) the Stated Expiry Date of any requested Letter of Credit is not in accord with the requirements of Section 2.10(b), unless all of the Banks have approved such Stated Expiry Date;

                           (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                           (v) such Letter of Credit is to be denominated in a currency other than Dollars.

         2.18 Risk Participations, Drawings, and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of any Drawing, respectively. For purposes of the applicable Commitment, each Issuance of a Letter of Credit shall be deemed to utilize each Bank's Pro Rata Share of said Commitment by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. The Issuing Bank shall honor any Disbursement request under any Letter of Credit only if (i) such request is delivered to the Issuing Bank by the beneficiary of such Letter of Credit, and (ii) such request is accompanied by the original documents required by the Letter of Credit for any Disbursement. Except as otherwise provided herein, the Borrower shall reimburse the Issuing Bank prior to 11:00 a.m. (Inglewood, California local time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower is required but fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Inglewood, California local time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon any notice pursuant to this Section make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Banks shall (subject to paragraph (d)) each be deemed to have made a Variable Rate Advance to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 3:00 p.m. (Inglewood, California local time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period and such amount and interest shall be immediately due and payable to the Administrative Agent; the obligation of such Bank to make such payment to the Administrative Agent shall not be waived by the Administrative Agent without the prior written consent of the Borrower. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section.

                  (d) With respect to any unreimbursed drawing, the Borrower shall be deemed to have incurred from the Issuing Bank a Variable Rate RLC Advance in the amount of such drawing.

                  (e) Each Bank's obligation in accordance with this Credit Agreement to make the Variable Rate Advance, as contemplated by this Section, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense, or other right which such Bank may have against the Issuing Bank, the Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a default, an Event of Default, or a Material Adverse Effect, or (iii) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         2.19 Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under a Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in such Letter of Credit pursuant to Section 2.18, or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

                  (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Issuing Bank pursuant to paragraph (a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         2.20 Role of the Issuing Bank.

                  (a) Each Bank and Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Administrative Agent-related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or (ii) any action taken or omitted in the absence of gross negligence or willful misconduct.

                                   ARTICLE 2A

                                    THE RLCT
                                    --------

         2A.1 RLCT Commitment. Each Bank agrees, severally but not jointly, to loan to or for the benefit of Borrower, and Borrower shall be entitled to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, an amount that shall not exceed that Bank's Pro Rata Share of the RLCT Commitment.

         2A.2 Revolving Line.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, each Bank shall provide to Borrower a revolving line of credit (each, a "RLCT"), against which a Bank shall fund its Pro Rata Share of each RLCT Advance to be made to Borrower, repaid by Borrower, and readvanced to Borrower, as Borrower may request, provided that (i) there is no Event of Default under any provision of this Credit Agreement, (ii) no RLCT Advance shall be made that would cause the RLCT Balance to exceed the RLCT Commitment, (iii) no Bank shall be obligated under any circumstances to fund an RLCT Advance in excess of that Bank's Pro Rata Share of the requested RLCT Advance, (iv) the aggregate amount of a Bank's funding of the RLCT Balance at any one time outstanding shall not exceed its Pro Rata Share of the RLCT Commitment, and (v) no RLCT Advance shall be made after the RLCT Termination Date. The Banks shall not be obligated to fund their Pro Rata Share of any RLCT Advance if, after giving effect thereto, any of the foregoing limitations would be exceeded.

                  (b) The failure of any Bank to fund its Pro Rata Share of an RLCT Advance in accordance with its Pro Rata Share of the RLCT Commitment shall not relieve any other Bank of its several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder.

                  (c) RLCT Advances may be made for the purpose of providing liquidity for a common stock repurchase program by Borrower including without limitation of reimbursing itself for common stock repurchases made since August 1, 1998.

         2A.3 RLCT Notes. The RLCT of each Bank shall be evidenced by an RLCT Note and shall bear interest and be payable to the order of such Bank upon the terms and conditions contained therein. The aggregate amount funded by a Bank under its RLCT Note less all repayments of principal thereof shall be the principal amount owing and unpaid on its RLCT Note and its RLCT. The principal amount funded by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its RLCT Note and shall be entered by the Bank on its ledgers and computer records; provided that the failure of the Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its RLCT Note. The entries made in the ordinary course of business by a Bank on its ledgers and computer records and any notations made in the ordinary course of business by a Bank on any such schedule annexed to its RLCT Note shall be presumed to be accurate until the contrary is established. If requested, Borrower shall confirm in writing to the Administrative Agent each RLCT Advance.

         2A.4 RLCT. The RLCT shall bear interest and be payable to the Banks upon the terms and conditions contained therein, which include the following provisions:

                  (a) Interest shall accrue:

                           (i) On the unpaid principal of an RLCT Advance at the
                  Variable Rate except to the extent that an RLCT Advance bears interest at the LIBOR Based Rate.

                           (ii) On the unpaid  principal  of an RLCT  Advance at
                  the LIBOR Based Rate to the extent Borrower shall elect and to the extent not otherwise provided herein.

                  (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on each Payment Date.

                  (c) Principal under the RLCT Note shall be due and payable on each RLCT Principal Date, beginning with the first RLCT Principal Date after the RLCT Termination Date in an amount sufficient to fully amortize the principal balance of the RLCT on the RLCT Termination Date over twenty equal payments of such principal. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLCT Note shall be due and payable in full on the RLCT Maturity Date.

                  (d) Each request for an RLCT Advance shall be substantially in the form attached hereto as Exhibit "A" from an Authorized Officer, and shall, in addition to complying with the other requirements in this Credit Agreement, (i) specify the date and amount of the requested RLCT Advance, (ii) specify whether the RLCT Advance shall be an RLCT Advance that bears interest at the Variable Rate or shall be an RLCT Advance that bears interest at the LIBOR Based Rate, (iii) be in a minimum amount of $500,000.00 with integral multiples of $1,000.00 in excess thereof, and (iv) if the RLCT Advance is to bear interest at the LIBOR Based Rate, (A) specify the LIBOR Interest Period, and (B) be delivered to Administrative Agent before 9:00 a.m. (Inglewood, California local time) at least three (3) Business Days prior to the date of the requested RLCT Advance. Any request for an RLCT Advance not complying with the foregoing requirements for an RLCT Advance bearing interest at the LIBOR Based Rate shall bear interest at the Variable Rate; provided that in the event such non-compliance is due to Borrower's failure to specify the required information, the Banks agree to notify Borrower of such failure and to provide Borrower the opportunity to provide such information prior to directing that the Advance bear interest at the Variable Rate.

                  (e) After receiving a request for an RLCT Advance in the manner provided herein, the Administrative Agent shall promptly, before 11:30 a.m. (Inglewood, California local time) on the date an RLCT Advance is requested, notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such request and such Bank's Pro Rata Share of the requested RLCT Advance. Each Bank shall, before 1:00 p.m. (Inglewood, California local time) on the date an RLCT Advance is to be made as specified in a request for an RLCT Advance, deposit with the Administrative Agent such Bank's Pro Rata Share of the requested RLCT Advance in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Administrative Agent of such funds, the Administrative Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Administrative Agent. The failure of any Bank to fund its Pro Rata Share of any RLCT Advance required of it hereunder shall not relieve any other Bank of its obligation to fund its Pro Rata Share of any RLCT Advance hereunder. If any Bank fails to fund its Pro Rata Share of the requested RLCT Advance and if all conditions to such RLCT Advance have apparently been satisfied, the Administrative Agent will make available to Borrower the funds received by it from the other Bank. Neither the Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

                  Unless the Administrative Agent shall have received notice from a Bank prior to the date of any RLCT Advance that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the requested RLCT Advance, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such RLCT Advance in accordance with this Section and the Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the requested RLCT Advance available to the Administrative Agent (the "Principal Shortfall Amount"), Borrower agrees to repay the Principal Shortfall Amount to the Administrative Agent forthwith on demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at the rate per annum equal to the rate otherwise applicable to the RLCT Advance in question.

                  (f) If Borrower desires that a LIBOR Rate Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest

         Period, Borrower shall deliver to the Administrative Agent at least three (3) Banking Days prior to the end of the existing LIBOR Interest Period; a notice making such election and specifying the new LIBOR Interest Period. If Borrower does not deliver such notice within such time, then after the existing LIBOR Interest Period the LIBOR Rate Advance shall become a Variable Rate Advance and shall bear interest at the Variable Rate.

                  (g) Borrower may upon written notice to and received by the Administrative Agent not later than 9:00 a.m. (Inglewood, California local time) (i) on the third Business Day, in the case of any conversion of a Variable Rate Advance into a LIBOR Rate Advance and
         (ii) on the first Business Day in the case of any conversion of a LIBOR Rate Advance into a Variable Rate Advance, prior to the date of the proposed conversion, convert any RLCT Advance of one type into an RLCT Advance of the other type; provided, however, that any conversion of a LIBOR Rate Advance (A) shall only be made on the last day of the applicable LIBOR Interest Period except as otherwise provided herein, and (B) shall be made only as to an RLCT Advance in a minimum amount of $500,000.00 with integral multiples of $1,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLCT Advance(s) to be converted. After receiving any such notice, the Administrative Agent shall promptly notify each Bank by telephone, telefacsimile or cable and deliver a copy thereof to each Bank.

                  (h) Each request for an RLCT Advance as well as each election by the Borrower that an RLCT Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest Period and each conversion request shall be irrevocable and binding on Borrower once the request is received by the Administrative Agent and the Administrative Agent notifies the Banks of the request. Prior to the Administrative Agent's notice of the request to the Banks, Borrower may revoke the request. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date specified for an RLCT Advance in any request for an RLCT Advance, the conditions to such RLCT Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such RLCT Advance when such RLCT Advance, as a result of such failure, is not made on the date so specified.

                  (i) No RLCT Advance shall be requested by Borrower to bear a LIBOR Based Rate, whether pursuant to a request for an RLCT Advance or a conversion hereunder, so long as there shall have occurred an Event of Default and such Event of Default is continuing.

                  (j) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the RLCT Commitment hereunder or to prejudice any right which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  (k) If any payment of interest and/or principal is not received by the Administrative Agent when such payment is due, then in addition to the remedies conferred upon the Banks under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Banks for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

                  (l) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

         2A.5 Excess Balance Repayment. There shall be due and payable from Borrower to the Banks, and Borrower shall immediately repay to the Banks three
(3) days after notice to Borrower, from time to time, any amount by which the RLCT Balance exceeds the RLCT Commitment.

         2A.6 Reduction of RLCT Commitment. Borrower shall have the right at any time upon at least seven days' prior written notice to the Administrative Agent to reduce the aggregate amount of the RLCT Commitment; provided, that the amount of each such reduction shall be in a minimum aggregate amount of $1,000,000.00 or an integral aggregate multiple of $100,000.00 in excess thereof and that no such reduction shall reduce (i) the amount of the RLCT Commitment to less than the RLCT Balance, or (ii) the amount of a Bank's Pro Rata Share of the RLCT Commitment to less than the amount of the RLCT Balance funded by such Bank. Any reduction in the aggregate amount of the RLCT Commitment shall reduce each Bank's share of the RLCT Commitment by its Pro Rata Share of the aggregate amount of such reduction. The Administrative Agent shall promptly notify each Bank of any such notice of reduction received from the Borrower. Any reduction in the RLCT Commitment may not be reinstated without the mutual prior consent of the Borrower and the Banks.

         2A.7 Conditions. The Banks shall have no obligation to fund their Pro Rata Shares of any RLCT Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, the Banks in their sole and absolute discretion may elect to make one or more RLCT Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLCT Advance or RLCT Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and the Banks, at any time, in their sole and absolute discretion, may stop making RLCT Advances until all conditions and requirements are fully satisfied.

         2A.8 Other RLCT Advances. The Administrative Agent, at the direction of the Banks, after giving written notice to Borrower, from time to time, may make RLCT Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against the Collateral, (ii) interest accrued and payable upon the RLCT, (iii) any indebtedness, charges and expenses that are the obligation of Borrower under this Credit Agreement, and
(iv) any charges or matters necessary to cure any Event of Default.

         2A.9 Assignment. Borrower shall have no right to any RLCT Advance other than to have the same disbursed by the Administrative Agent in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect the Banks without their written consent; the Administrative Agent, at the direction of the Banks may make RLCT Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

                                    ARTICLE 3

                    PAYMENTS, FEES AND EURODOLLAR PROVISIONS
                    ----------------------------------------

         3.1 Payments.

                  (a) All payments and prepayments by the Borrower of principal of and interest on the Notes and all fees, expenses and any other Obligation payable to the Administrative Agent or the Banks in connection with the Loans shall be nonrefundable and made in Dollars or immediately available funds to the Banks not later than 11:00 a.m. (Inglewood, California local time) on the dates called for under this Credit Agreement, at the main office of the Administrative Agent in Inglewood, California. Funds received after such hour shall be deemed to have been received by the Administrative Agent on the next Banking Day. Payment to the Administrative Agent as aforesaid shall be deemed payment to the Banks as well, regardless of whether the Administrative Agent makes the distributions contemplated by Section 9A.8(a) hereof.

                  (b) Unless otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, the Banks reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

                  (c) Interest shall be due and payable on each Loan on each Payment Date and on each applicable Maturity Date.

                  (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

         3.2 Loan Fees.

                  (a) RLC Non-Use Fee. Borrower agrees to pay the Administrative Agent for distribution to the Banks pursuant to Section 9A.8 hereof a quarterly fee (the "RLC Non-Use Fee") in an annualized amount equal to one-quarter percent (0.25%) of the average daily undrawn balance of the RLC Commitment during the prior calendar quarterly period. For purposes of calculating the RLC Non-Use Fee, the Outstanding LC Balance on any date shall be deemed to have been drawn. The RLC Non-Use Fee shall accrue from the Closing Date and shall be due and payable in arrears within three (3) Banking Days after written notice of such amount due by the Administrative Agent to Borrower and shall be non-refundable.

         The first such payment shall be prorated from the Closing Date and shall be due on December 31, 1998 and thereafter on each Quarterly End Date.

                  (b) RLCT Fee. Borrower agrees to pay Administrative Agent on the Closing Date for distribution to the Banks pursuant to Section 9A.8 hereof a fee (the "RLCT Fee") in an amount equal to one quarter percent (0.25%) of the RLCT Commitment.

                  (c) RLCT Non-Use Fee. Borrower agrees to pay Administrative Agent for distribution to the Banks pursuant to Section 9A.8 hereof a quarterly fee (the "RLCT Non-Use Fee") in an annualized amount equal to one-quarter percent (0.25%) of the average daily undrawn balance of the RLCT Commitment during the prior calendar quarterly period. The RLCT Non-Use Fee shall accrue from the Closing Date until the RLCT Termination Date and shall be due and payable in arrears within three
         (3) Banking Days after written notice of such amount due by the Administrative Agent to Borrower and shall be non-refundable. The first such payment shall be prorated from the Closing Date and shall be due on December 31, 1998 and thereafter on each Quarterly End Date until the RLCT Termination Date. The final payment shall be prorated from the prior Quarterly End Date until the RLCT Termination Date.

         3.3 Computations. All fees and interest on each Note shall be computed on the basis of a year of 360-days/year and accrue on a daily basis for the actual number of days elapsed.

         3.4 Maintenance of Accounts. The Banks shall maintain, in accordance with their usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Credit Agreement, the entries made in the ordinary course of business in such account or accounts shall be evidence of the existence and amounts of the obligations of the Borrower therein recorded and shall be presumed to be accurate until the contrary is established. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the Notes.

         3.5 Certain Contingencies.

                  (a) If the contingency contemplated by Section 3.6, 3.7(b) or 3.7(c) should occur, the Borrower may at any time after receipt of such notice, and as long as the circumstances giving rise to the relevant claim continue, require the Banks to terminate upon not less than thirty days' notice the participation agreement with such participant, unless such participant has waived any claim to payment under those provisions.

                  (b) If circumstances arise which would (or would upon the giving of notice) entitle a Bank to receive additional payments pursuant to Section 3.6, 3.7(b) or 3.7(c), then the Bank shall promptly, upon becoming aware of such circumstances, notify the Borrower and, to the extent that it can legally do so without material prejudice to its own position, the Bank shall take such reasonable steps as may be available to it to mitigate the effects of such circumstances.

         3.6 Increased Capital Requirements; Tax.

                  (a) In the event that, as a result of any Regulatory Change, compliance by any Bank with any applicable law or governmental rule, requirement, regulation, guideline or order (with which it is customary for banks in the relevant jurisdiction to comply whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Bank or any institution controlling the
         Bank as a consequence of or with reference to any Commitment, the issuance of a Letter of Credit or amounts outstanding under the Notes to a level below that which the Bank or such other corporation could have achieved but for such change or compliance (taking into consideration the policies of the Bank or such other corporation with respect to capital), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank will notify the Borrower of any Regulatory Change that will entitle the Bank to compensation pursuant to this Section as promptly as practicable, but in any event within ninety (90) days after the Bank obtains knowledge thereof; provided, however, that if the Bank fails to give such notice within ninety (90) days after it obtains knowledge of such a Regulatory Change, the Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that the Bank does give such notice. Such Bank shall deliver to the Borrower a written certificate which states the additional amount(s) due and payable, showing in reasonable detail the calculation of such amount and provide evidence to substantiate the Bank's claim for such amount(s).

                  (b) Each Bank that is organized outside the United States (i) on or before the date it becomes a party to this Credit Agreement and
         (ii) with respect to each lending office located outside the United States of such Bank, shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224, properly completed and duly executed by such Bank establishing that payments received hereunder are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Bank shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States Federal withholding tax, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

                  (c) The Borrower shall not be required to pay any additional amounts to any Bank or the Administrative Agent in respect to United States Federal withholding tax if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank or the Administrative Agent to deliver the certificates, documents or other evidence specified in the preceding paragraph (b) unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Bank or the Administrative Agent becomes a party to this Credit Agreement.

                  (d) Nothing contained in this Section shall require any Bank or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes) which it deems to be confidential.

         3.7 Special Provisions for LIBOR Rate Advances.

                  (a) Funding: Notwithstanding any provision of the Credit Documents to the contrary, the Banks shall be entitled to fund and maintain their funding of all or any part of any Advance in any manner they see fit; provided, however, that for the purposes of the Notes, all determinations thereunder shall be made as if the Banks had actually funded and maintained each Advance bearing interest at the LIBOR Based Rate during the LIBOR Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the LIBOR Interest Period and bearing an interest rate equal to the LIBOR Based Rate for such LIBOR Interest Period.

                  (b) Inadequacy of Eurodollar Pricing: If, due to any Regulatory Change, there shall be any increase in the cost to a Bank of agreeing to make or making, funding, or maintaining Advances bearing interest at the LIBOR Based Rate (including, without limitation, any increase in any applicable reserve requirement), then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any additional costs that the Bank reasonably determines are attributable to such Regulatory Change. The Bank will notify the Borrower of any Regulatory Change that will entitle the Bank to compensation pursuant to this paragraph as promptly as practicable, but in any event within ninety (90) days after the Bank obtains knowledge thereof; provided, however, that if the Bank fails to give such notice within ninety (90) days after it obtains knowledge of such a Regulatory Change, the Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that the Bank does give such notice. The Bank will furnish to the Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by the Bank for compensation under this paragraph. Determinations by the Bank of the amounts required to compensate the Bank shall be conclusive, absent manifest error. The Bank shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by the Bank.

                  (c) Illegality: Notwithstanding any provision of the Credit Documents, if a Bank shall notify the Borrower that as a result of a Regulatory Change it is unlawful for the Bank to make Advances at the LIBOR Based Rate, or to fund or maintain Advances bearing interest at the LIBOR Based Rate , (i) the obligations of the Bank to make Advances at the LIBOR Based Rate and to convert Advances to the LIBOR Based Rate shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Advances at the LIBOR Based Rate unlawful, the Borrower shall forthwith prepay in full all Advances bearing interest at the LIBOR Based Rate then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified herein, unless the Borrower, within five
         (5) Banking Days of notice from the Bank, converts all Advances bearing interest at the LIBOR Based Rate then outstanding into Advances bearing interest at the Variable Rate pursuant to the conversion procedures herein and pays all amounts in connection with such prepayments or conversions specified herein.

                  (d) Market Disruption: Notwithstanding any other provision of the Credit Documents, if prior to the commencement of any LIBOR Interest Period, the Banks shall determine (i) that United States dollar deposits in the amount of any Advance bearing interest at the LIBOR Based Rate to be outstanding during such LIBOR Interest Period are not readily available to the Banks in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Based Rate for such LIBOR Interest Period in the manner prescribed in the definition of "LIBOR Based Rate," then the Administrative Agent shall promptly give notice thereof to the Borrower and the obligation of the Banks to create, continue, or effect by conversion any Advance bearing interest at the LIBOR Based Rate in such amount and for such LIBOR Interest Period shall terminate until United States dollar deposits in such amount and for the LIBOR Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the LIBOR Based Rate.

                  (e) Prepayment: Borrower may, upon at least two (2) Banking Days' notice in the case of LIBOR Based Rate Advances and one (1) Banking Day's notice in the case of Variable Rate Advances to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrower shall, prepay the outstanding principal balance of the Loan in whole or in part at any time prior to the applicable Maturity Date as stated in such notice by Borrower. With any prepayment of a LIBOR Based Rate Advance or with any conversion of a LIBOR Based Rate Advance to a Variable Rate Advance, in either case other than on the last Banking Day of the LIBOR Interest Period for such LIBOR Based Rate Advance (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Borrower shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse the Banks and hold the Banks harmless from all losses and expenses incurred by the Banks as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though the Banks funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such LIBOR Interest Period and bearing an interest rate equal to the LIBOR Based Rate for such LIBOR Interest Period, whether in fact that is the case or not. The Banks' determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

         3.8 Prepayments.

                  (a) Borrower shall have the option to prepay the Loans, in full or in part, at any time, subject to payment of all amounts specified hereinbelow with respect to any LIBOR Rate Advance.

                  (b) If for any reason (including voluntary prepayment, voluntary conversion of a LIBOR Rate Advance into a Variable Rate Advance, or acceleration, but excluding any mandatory prepayment or mandatory conversion such as pursuant to Section 3.7(b)), the Banks receive all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the LIBOR Interest Period for such Advance, the Borrower shall immediately notify the Borrower's account officer at the Administrative Agent and, on demand by the Banks, pay the "LIBOR Breakage Fees," defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such LIBOR Interest Period exceeds (ii) the interest which would have been recoverable by the Banks (without regard to whether the Banks actually so invest said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be for a period starting on the date on which it was so received and ending on the last day of such LIBOR Interest Period at the interest rate determined by the Banks in their reasonable discretion. The Banks' determination as to such amount shall be conclusive and final, absent manifest error.

                  (c) The Borrower shall pay to the Banks, upon the demand of the Required Banks, such other amount or amounts as shall be sufficient to compensate them for any loss, costs or expense ("LIBOR Prepayment Charges") incurred by them as a result of any prepayment by the Borrower (including voluntary prepayment, voluntary conversion of a LIBOR Rate Advance into a Variable Rate Advance, or prepayment due to acceleration, but excluding any mandatory prepayment or mandatory conversion such as pursuant to Section 3.7(b)) of all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the LIBOR Interest Period for such Advance (including without limitation, any failure by the Borrower to borrow a LIBOR Rate Advance on the loan date for such borrowing specified in the relevant notice of borrowing hereunder). Such LIBOR Prepayment Charges shall include, without limitation, any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their loans based on the London interbank eurodollar market. The Banks' determination as to such LIBOR Prepayment Charges shall be conclusive and final, absent manifest error.

                  (d) The Banks agree that they shall make a best effort to minimize any such LIBOR Breakage Fees or any such LIBOR Prepayment Charges.

         3.9 Non U.S. Subsidiaries - Currency Indemnity. Borrower shall pay to the Banks, upon the demand of the Required Banks, such other amount or amounts as shall be sufficient to compensate them for any loss, cost or expense ("Currency Loss") incurred by them as a result of any repayment being made in a currency other than Dollars. The Banks' determination as to such Currency Loss shall be conclusive and final, absent manifest error.

                                    ARTICLE 4

                               SECURITY DOCUMENTS
                               ------------------
         4.1 Security.

                  (a) So long as any Loan is outstanding, Borrower shall cause such Loan and Borrower's obligations under this Credit Agreement to be secured at all times by a valid and effective security agreement (the "Security Agreement"), duly executed and delivered by or on behalf of the Company, granting the Agent on behalf of the Banks and the Issuing Bank a valid and enforceable security interest in all of its assets other than its real property, subject to no prior Lien other than Permitted Liens.

                  (b) On and after the date hereof, Company will not create or suffer to exist any Lien upon its property, real or personal, including without limitation its patents, copyrights and trademarks, except as permitted under Section 8.2.

         4.2 Security Documents. All of the documents required by this Article 4 shall be in form satisfactory to the Banks, the Issuing Bank and their counsel, and, together with any Financing Statements for filing and/or recording, and any other items required by the Banks and the Issuing Bank to fully perfect and effectuate the liens and security interests of the Banks and the Issuing Bank contemplated by the Security Agreement and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                    ARTICLE 5

                              CONDITIONS PRECEDENT
                              --------------------

         The obligations of the Banks to make the Loans and to make the initial Advance hereunder or the Issuing Bank's obligation to issue the initial Letter of Credit is subject to the full prior satisfaction of each of the following conditions precedent and, as to each future Advance, to the full prior satisfaction at each such time of each of the conditions precedent in Sections 5.2, 5.3 and 5.4 hereof:

         5.1 Initial Advance. Prior to its making the initial Advance, the Administrative Agent shall have received the following, each in form and substance satisfactory to the Required Banks:

                  (a)  This  Credit  Agreement.   This  Credit  Agreement,  duly
         executed by Borrower.

                  (b) The Notes. The Notes, each duly executed, as provided in Articles 2 and 2A hereof.

                  (c) Officer's Certificate. A certificate signed by an Authorized Officer of the Company and an Authorized Agent's Certificate as to each Subsidiary, stating that (to the best knowledge and belief thereof, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 of this Credit Agreement and in the other Credit Documents are, in all material respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loans, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Borrower since the date of the last financial statements of Borrower heretofore delivered to the Banks.

                  (d) Organizational Documents. A copy of the current organizational documents of Borrower, including all amendments thereto, except for non U.S. Subsidiaries certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts.

                  (e) Certificate. A certificate of the corporate secretary of Company, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by the Administrative Agent, and (iii) attached thereto are proper resolutions, authorizations and certificates relating to the authority of any person executing documents on behalf of such entity. As to each Subsidiary, a unanimous Written Consent in Lieu of Special Meeting of the Sole Shareholder together with an Authorized Agent's Certificate as to the organizational documents of the Subsidiary, certifying that no change has been made to said documents.

                  (f) Security Agreement. A Security Agreement executed by the Company.

                  (g) Financing Statements. UCC-1 Financing Statements executed by the Company for each state in which the Company has a business location.

                  (h) Costs. Payment of costs of the Administrative Agent and the Banks.

                  (i) Opinion of Counsel. An opinion of counsel to the Company as to those matters reasonably required by the Banks.

                  (j) Compliance Certificate. A Compliance Certificate in the form of Exhibit "A" attached hereto executed by the Company, indicating that Borrower is in compliance with all Financial Covenants as of September 30, 1998.

                  (k)  Additional   Information.   Such  other  information  and
         documents as may reasonably be required by the Banks or their counsel.

         5.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from the making of the Loans.

         5.3 No Material Adverse Effect. Since the date of the most recent financial statements provided to the Banks by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

         5.4 Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce the Banks to make the Loans, the Company and, to the extent applicable, each Co-Borrower represents and warrants to the Banks that:

         6.1 Recitals. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

         6.2 Organization and Good Standing. It is duly organized under the laws of the jurisdiction of its organization, is validly existing and is in good standing, to the extent required by law, in each jurisdiction in which it is doing business. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those jurisdictions wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         6.3 Authorization and Power. It has the corporate power and requisite authority to execute, deliver and perform this Credit Agreement, the Notes and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Notes and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Notes and such other Credit Documents.

         6.4 Enforceable Obligations. This Credit Agreement, the Notes and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         6.5 No Conflicts or Consents. Neither the execution and delivery of this Credit Agreement, the Notes or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will contravene or conflict with: (i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         6.6 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

         6.7 Financial Condition. It has delivered to the Banks copies of the its audited consolidated financial statements as most recently filed with the SEC. Such financial statements, in all material respects, fairly present the financial position of Borrower as of such date and have been prepared in accordance with GAAP. Since the date thereof, it has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since its most recent filings with the SEC.

         6.8 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         6.9 No Stock Purchase. No part of the proceeds of any financial accommodation made by the Banks in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         6.10 Advances. Each request for an Advance or for the extension of any financial accommodation by the Banks whatsoever shall constitute an affirmation that the representations and warranties of Section 6.7 are true and correct with respect to any financial statements submitted by Borrower to the Banks between the date of this Credit Agreement and the date of such request, and that the representations and warranties of Sections 6.1, 6.4, 6.5, 6.6, 6.7 and 6.8 hereof are true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as any Bank has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Credit Agreement and the Notes been fully discharged.

         6.11 Solvent. It (both before and after giving effect to the Loans contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and is expected to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         6.12 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         6.13 Full Disclosure. No certificate or statement delivered herewith or heretofore by it to the Banks in connection with negotiations of this Credit Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         6.14 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         6.15 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

         6.16 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         6.17 Subsidiaries. Except for Subsidiaries listed on Schedule 6.17, Company has no existing Subsidiary that conducts any business or operations.

         6.18 Year 2000 Compliance. Company and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Until payment in full of the Notes and the complete performance of the Obligation, and so long as any Bank has any Commitment outstanding to any Borrower, the Company and, to the extent applicable, each Co-Borrower agrees that:

         7.1  Financial  Statements,   Reports  and  Documents.  Borrower  shall
deliver, or cause to be delivered, to the Banks each of the following:

                  (a) Consolidated Quarterly Statements of the Company. As soon as available, and in any event within forty-five (45) days after the end of the first three (3) fiscal quarterly periods of each fiscal year of the Company, copies of the consolidated balance sheet of the Company as of the end of such fiscal quarter, and consolidated statements of income of the Company for that fiscal quarter and for the portion of the fiscal year ending with such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated and prepared in accordance with GAAP.

                  (b) Consolidated Annual Statements of the Company. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, audited consolidated financial statements of the Company, including its consolidated balance sheet as of the close of such fiscal year and consolidated statements of income of the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by the Company and acceptable to the Banks, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (c) Compliance  Certificate of the Company.  Within forty-five
         (45) days after the end of each fiscal quarter of the Company, a certificate (the "Compliance Certificate") substantially in the form of Exhibit "A" attached hereto signed by an Authorized Officer, (i) stating that a review of the activities of the Company during such quarter or year has been made under his/her supervision, that, as of such date, the Company has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements delivered to the Banks during the respective period pursuant to Section 7.1(a) and 7.1(b) hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Company and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, subject to year end audit and adjustments, and (ii) setting forth in such level of detail as the Banks shall reasonably require a calculation of the Financial Covenants as of the end of that fiscal quarter.

                  (d) Management Letters. With the audited fiscal year-end statements submitted under Section 7.1(b) above, the management letter, if any, of the Company's certified public accountants issued in connection with such audit.

                  (e) SEC Filings. When filed, copies of each filing with the SEC made by the Company, including without limitation its annual 10-K and quarterly 10-Q reports.

                  (f) Projections. No later than thirty-one (31) days before the end of each fiscal year, financial statements of the Company for the following fiscal year and each fiscal quarter thereof, based on its current financial projections for such fiscal year.

                  (g) Other Information. Such other information concerning the business, properties or financial condition of Borrower as the Banks shall reasonably request.

         7.2 Maintenance of Existence. Borrower shall maintain its existence with no material amendments or changes in its organizational documents without the prior written approval of the Required Banks.

         7.3 Maintain Business. Borrower shall maintain in full force and effect all agreements, rights, trademarks, patents and licenses necessary to carry out its business in its reasonable business judgment, shall keep all of its assets and properties in good condition and repair, ordinary wear and tear excepted, and shall make all needed and proper repairs and improvements to its properties in order to properly conduct its business in its reasonable business judgment.

         7.4 Insurance. To the extent Borrower is not self-insured, Borrower shall maintain in full force and effect at all times policies of fire, flood and extended coverage insurance and policies of public liability property damage, workman's compensation insurance in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary for companies of comparable size and financial strength in the trades or businesses in which Borrower is from time to time engaged. Upon request by the Banks, Borrower shall deliver to the Banks certificates of, and copies of the originals of, all such policies of insurance in effect from time to time, to be retained by the Banks so long as the Banks shall have any commitment to lend to Borrower and/or any portion of the Loans shall be outstanding or unsatisfied.

         7.5 Compliance with Credit Documents. Borrower will comply with any and all covenants and provisions of this Credit Agreement, the Notes and all other Credit Documents.

         7.6 Books and Records; Access. Borrower shall maintain, in a safe place, proper and accurate books, ledgers, correspondence and other records relating to its operations and business affairs. The Banks shall have the right from time to time, upon reasonable notice to Borrower, to examine and audit (within a reasonable scope of audit) at Borrower's expense (such expense not to exceed $5,000.00 per annum) and to make abstracts from and photocopies of Borrower's books, ledgers, correspondence and other records.

         7.7 Payment of Taxes and Other Indebtedness. Borrower shall pay all of its current obligations before they become delinquent under applicable agreements or normal trade practices, including all accounts payable and all federal, state and local taxes, assessments, levies and governmental charges and all other payments required under any federal state or local law. Borrower may, however, contest in good faith the validity or amount of any such taxes, assessments, levies or other such governmental charges provided that the Banks may require Borrower to provide security with respect thereto in the form of a bond, insurance, security deposit, cash reserve or other evidence satisfactory to the Banks of Borrower's ability to pay and discharge such matter in the event such contest is unsuccessful where the failure to provide such security would result in the occurrence of a Material Adverse Event.

         7.8 Notice of Default. Borrower will furnish to the Banks immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         7.9 Other Notices. Borrower will promptly notify the Banks of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) except as to any claim not covered as a result of an insurance deductible provision, any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         7.10 ERISA Compliance. With respect to its Plans, Borrower shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at the Banks' request, within thirty (30) days after the filing thereof, furnish to the Banks copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify the

Banks within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Banks, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to the Banks within a reasonable time, upon the Banks' request, such additional information concerning any of its Plans as may be reasonably requested.

         7.11 Further Assurances. Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as the Banks may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         7.12 Compliance with Significant Debt Agreements. Borrower will comply in all material respects with all Significant Debt Agreements.

         7.13 Compliance with Law. Borrower will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could result in a Material Adverse Effect.

         7.14 Authorizations and Approvals. Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

         7.15 News Releases. Borrower shall forward to the Banks copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status or its business operations or, in each case, that of its Subsidiaries.

         7.16 New Subsidiaries. Company shall promptly and diligently take all actions necessary to cause any existing Subsidiary which is not a Co-Borrower and that subsequently undertakes to conduct any business or operations and qualifies as a Controlled Subsidiary, and any new Controlled Subsidiary (each a "New Subsidiary") to become a Co-Borrower. Within thirty (30) days of being acquired, or in the case of an existing Subsidiary within thirty (30) days of the later of undertaking to conduct any business or operations or qualifying as a Controlled Subsidiary, such New Subsidiary shall deliver to the Banks an executed Assumption Agreement in the form attached hereto as Exhibit "D", and such other documents as the Banks may reasonably request. The term "Co-Borrower" shall mean that such Subsidiary shall be jointly liable, and each severally and unconditionally liable, for the full payment and satisfaction of the Loans and all other obligations of Borrower under this Credit Agreement.

         7.17 Change in Control. Should there be a Change in Control, the Loans shall be immediately due and payable.

         7.18 Year 2000 Compliance. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors whose compliance is likely to be material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to the Banks such certifications or other evidence of Borrower's compliance with the terms of this paragraph as the Banks may from time to time require.

         7.19 Treasury Stock. Upon its sale of any of its treasury stock, Borrower shall apply the net proceeds from such sale to the repayment of the RLCT.

                                    ARTICLE 8

                               NEGATIVE COVENANTS
                               ------------------

         Until payment in full of the Notes and the performance of the Obligation, and so long as any Bank has any Commitment outstanding to any Borrower, the Company and, to the extent applicable, each Co-Borrower agrees that:

         8.1 No Debt. The Company shall not become or remain obligated either directly or as a guarantor or surety for any Indebtedness for borrowed money, or for any Indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible including, but not limited to, lease purchase agreements, except:

                  (a) Indebtedness to the Banks hereunder.

                  (b) Unsecured trade, utility or accounts payable arising in the ordinary course of its business.

                  (c) Lease purchase agreements and purchase money security interests not exceeding the sum of $3,000,000.00 in payments during any fiscal year.

                  (d) Borrower's line of credit up to $350,000 with Barclays Bank PLC (U.K.) secured by U.K. receivables and inventory.

                  (e) Indebtedness secured by liens permitted under Section 8.2 hereof.

         8.2 Liens. On and after the date hereof, the Company will not create or suffer to exist Liens upon its property, real or personal, including without limitation its patents, copyrights and trademarks, except (i) Liens, if any, for the benefit of the Banks, and (ii) Permitted Liens, including without limitation those listed on Schedule 8.2 attached hereto.

         8.3 Loans. It will not make any loan, advance, or direct extension of credit in excess of $1,000,000.00, or, except as permitted under Section 8.10, any investment (consisting of equity or debt convertible into equity) in excess of $3,000,000.00, in aggregate on an annual basis to any person(s) or entities other than in the ordinary course of business.

         8.4 Dividends. It will not declare or pay any cash dividend.

         8.5 Existence; Sale or Transfer of Assets. It will not (i) dissolve or liquidate, or merge or consolidate with or into any corporation or entity, or
(ii) turn over the management or operation of its property, assets or businesses to any other person, firm or corporation, or (iii) sell, lease, transfer or dispose of more than $500,000.00 of its assets in any calendar year. The Company will not transfer more than $100,000.00 in aggregate value per calendar year of its assets that consist of accounts receivable or existing fixed assets located in the U.S. to locations outside the U.S. Notwithstanding anything herein to the contrary, the Company may transfer to locations outside the U.S. equipment purchased by the Company in the U.S. with the sole intent to transfer it to its non-U.S. Subsidiaries.

         8.6 Fiscal Year. It will not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

         8.7 Margin Stock. Borrower shall not use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from the Banks for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         8.8 Amendments to Organizational Documents. Borrower will not amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         8.9 Treasury Stock. It will not make purchases of its common stock that exceed in the aggregate $10,000,000.00 after August 1, 1998.

         8.10 Investment in China. It will not make investments in land or other real property, directly or indirectly through a Subsidiary, in the People's Republic of China that exceed at any time in the aggregate $12,000,000.00.

         8.11 Financial Covenants. It will not permit on a consolidated basis:

                  (a) Its Tangible Net Worth to be less than the Tangible Net Worth Minimum at the end of any fiscal quarter.

                  (b) Its EBITDA Ratio to be more than 3.25 to 1.0 at the end of any fiscal quarter.

                  (c) Its Debt Coverage Ratio to be less than 1.75 to 1.0 at the end of any fiscal quarter.

                  (d) Its Current Ratio to be less than 1.50 to 1.0 at the end of any fiscal quarter.

                  (e) Its Net Income for any two consecutive fiscal quarters or for any fiscal year to be less than zero (i.e. net loss).

                                    ARTICLE 9

                                EVENTS OF DEFAULT
                                -----------------

         9.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) Failure to pay any installment of principal or interest under the Loans within five (5) Banking Days of when the same become due and payable, or the failure to pay any other sum due under the Loans or this Credit Agreement when the same shall become due and payable and such failure continues for five (5) Banking Days after notice thereof to Borrower;

                  (b) Any failure or neglect to perform or observe any of the material terms, provisions, or covenants of this Credit Agreement (other than a failure or neglect described in one or more of the other provisions of this Section 9.1) and such failure or neglect either (i) cannot be remedied, (ii) can be remedied within fifteen (15) days by prompt and diligent action, but it continues unremedied for a period of fifteen (15) days after notice thereof to Borrower, or (iii) can be remedied, although not within fifteen (15) days even by prompt and diligent action, but such remedy is not commenced within fifteen (15) days after notice thereof to Borrower or is not diligently prosecuted to completion within a total of forty-five (45) days from the date of such notice;

                  (c) Any warranty, representation or statement contained in this Agreement, or made or furnished to the Banks by or on behalf of the Borrower, that shall be or shall prove to have been false in any material respect when made or furnished;

                  (d) The occurrence of any "event of default" or "default" by Borrower under any Credit Document or any agreement, now or hereafter existing to which any Bank and Borrower are a party, after the expiration of any notice and cure period;

                  (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Notes) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness;

                  (f) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny the Banks the substantial benefits contemplated by such Credit Document or Credit Documents;

                  (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

                  (h) An involuntary petition or complaint shall be filed against Borrower, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty
         (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

                  (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $250,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

                  (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $500,000.00 or
         (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $500,000.00 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days;

                  (k) Any of the following events shall occur with respect to any Multi- Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and the Required Banks determine in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and
         (iii) below, will have an effect in excess of $500,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA;

                  (l) The occurrence of a Change in Control without the written consent of the Banks;

                  (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower;

                  (n) Any attachment, garnishment, levy or execution upon, or judicial seizure of, any property of Borrower that has a fair market value in excess of $500,000.00, that is not bonded or released within thirty (30) days;

                  (o) The institution of any legal action or proceedings to enforce a lien or security interest in any property of Borrower that has a fair market value in excess of $500,000.00;

                  (p) The failure of Borrower to comply with any Financial Covenant at the end of any fiscal quarter; or

                  (q) The occurrence of a Material Adverse Event if the Banks in good faith shall believe that the prospect of payment or performance of the Loans is impaired.

         9.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then the Administrative Agent, at the request of the Required Banks may, at their sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as the Required Banks in their sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

                           (i) Cease making  Advances or extensions of financial
                  accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding;

                           (ii) Reduce any claim to judgment;

                           (iii) Without notice of default or demand, pursue and
                  enforce any of the Banks' and the Administrative Agent's rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement;

                           (iv)   Require  the  Borrower  to  deposit  with  the
                  Administrative   Agent   cash  in  an  amount   equal  to  the
                  Outstanding LC Balance;

provided, however, that if any Event of Default specified in Sections 9.1(g) and 9.1(h) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by the Banks and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent on behalf of the Banks, at the request of the Required Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to the Banks or their agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against the Banks at any time existing. The Banks agree to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

         9.3 Performance by the Banks. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, the Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of the Required Banks, promptly pay any amount expended by the Banks and/or the Administrative Agent in such performance or attempted performance to the Administrative Agent at its office in Inglewood, California, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Banks nor the Administrative Agent assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.

                                   ARTICLE 9A

                              ADMINISTRATIVE AGENT
                              --------------------

         9A.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act on behalf of such Bank to the extent provided herein or in any of the Credit Documents or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto as determined by Administrative Agent. The Banks agree that Borrower shall be entitled to rely upon any communications to them by the Administrative Agent with respect to any request or notice from, decision or consent of, the Banks.

         9A.2 Exculpation. Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Credit Agreement, any Credit Documents and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither Administrative Agent nor any of its directors, officers, employees, or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Credit Agreement, any Credit Documents or any other instrument or document delivered hereunder or in connection herewith, (b) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other obligor of its obligations, or (c) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity.

         9A.3 Administrative Agent and Affiliates. Administrative Agent has the same rights and powers hereunder and under the Credit Documents as any other Bank and may exercise the same as though it were not the Administrative Agent. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower and any Affiliate of Borrower, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. Administrative Agent need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder, except as otherwise provided herein.

         9A.4 Banks' Credit Decisions. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower, in connection with the making of its respective Commitment, and each has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before an Event of Default or at any time thereafter.

Each Bank agrees and acknowledges that Administrative Agent makes no representations or warranties about the creditworthiness of the Borrower or with respect to the legality, validity, sufficiency or enforceability of this Credit Agreement or any of the Credit Documents.

         9A.5 Indemnification. Each Bank agrees to indemnify, hold harmless and defend the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Credit Agreement or the Credit Documents or any action taken or omitted by the Administrative Agent under the Credit Agreement or Credit Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including, without limitation, attorney's fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respective rights or responsibilities under, this Credit Agreement and the Credit Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower; provided, that no Bank shall be liable for any portion of any such expenses resulting from the Administrative Agent's gross negligence or willful misconduct.

         9A.6 Administration.

                  (a) Administrative Agent shall administer and manage the Loans in the ordinary course of its business and in accordance with its usual practices and that degree of care it would use in administering, managing, and servicing facilities of similar size and type for its own account. Each Bank expressly agrees that, except as expressly otherwise provided herein, Administrative Agent shall, in accordance with such practices and degree of care, make any and all decisions and is hereby authorized to do or cause to be done any and all acts regarding the administration of the facilities in accordance with its sole and absolute discretion.

                  (b) Unless in each case consented to in writing by all the Banks, the Administrative Agent shall not (i) agree to the modification or waiver of any of the terms of any of the Credit Documents, or (ii) consent to any act or omission by the Borrower, or (iii) exercise any rights which the Administrative Agent may have with respect to the Loans, the Notes, or any of the other Credit Documents, if any such agreement, consent or exercise would:

                           (i) change or modify the interest  rate and repayment
                  provisions set forth in the Credit Documents;

                           (ii) increase any Commitment;

                           (iii) extend the Maturity Date of any Loan;

                           (iv) postpone any date for payment or forgive the payment of principal of, or interest on, the Loans or the payment of any other sum due under the Credit Documents;

                           (v) change or modify or waive any Financial Covenant;

                           (vi) waive any Event of Default;

                           (vii) allow any  assignment  by Borrower of any right
                  or interest in the Credit Documents; or

                           (viii) release any Collateral.

                  (c) Other  than  upon the  occurrence  of an Event of  Default hereunder, any decision or consent required hereunder shall be made jointly by the Banks and the Administrative Agent instructed accordingly. Upon the occurrence of an Event of Default hereunder, the Banks shall consult with each other and determine whether, and in what manner and to what extent, any and all rights hereunder and under the Credit Documents shall be exercised. The course of action so agreed upon shall set forth what matters, if any, shall require the further consent of the Banks and shall be carried out by Administrative Agent in its name on behalf of the Banks.

                  (d) In the event that all or any portion of the Collateral is acquired by the Administrative Agent on behalf of the Banks as a result of the exercise of any remedies following an Event of Default hereunder, or otherwise, title to any such Collateral or any portion thereof shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, in any case as Administrative Agent, for the ratable benefit of the Banks. The
         Administrative Agent, for the benefit of the Banks in accordance with the course of action approved by the Banks, shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral so acquired and administer all transactions relating thereto, including, without limitation, the employing of a managing Administrative Agent and other Administrative Agents, contractors and employees, including Administrative Agents for the sale of such Collateral, or any portion thereof, and the collecting of any sums that may come due from such Collateral, and the paying of expenses of such Collateral. The Administrative Agent shall render, or cause to be rendered by the managing Administrative Agent, to the Banks, monthly, an income and expense statement for such Collateral. Each Bank shall promptly contribute its Pro Rata Share of any operating loss for such

         Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary in accordance with the course of action approved by the Banks. To the extent there is net operating income from such Collateral, the Administrative Agent shall make quarterly distributions to the Banks in accordance with their Pro Rata Share.

                  (e) As to any matters which are subject to the consent of all of the Banks, the Administrative Agent shall not be permitted or required to exercise any discretion or take any action except with such consent. The Administrative Agent shall be fully protected by the Banks severally and in accordance with their respective Pro Rata Share in so acting or in so refraining from action, but in no event shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability which is contrary to this Credit Agreement or the Credit Documents or applicable law.

                  (f) All communications from the Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval shall be given in the form of a written notice to each Bank containing (i) a reasonably detailed description of the matter or thing as to which such determination, approval, consent or disapproval is requested, accompanied by such information in Administrative Agent's possession which, in Administrative Agent's opinion, is reasonably relevant to such determination, approval, consent or disapproval, and
         (ii) the course of action and determination recommended by the Administrative Agent in respect thereof. Each Bank shall reply within ten (10) Banking Days after such written notice is given by Administrative Agent, and, if such reply is not so given by a Bank, such course of action shall be deemed to have been approved by such Bank.

         9A.7 Default by a Bank. In the event that any Bank (the "Defaulting Bank") fails to make timely payment to Administrative Agent of any sum due under this Credit Agreement, including without limitation, such Bank's Pro Rata Share of any Advance, Disbursement or liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or any other expenses or amounts due Administrative Agent, the non-defaulting Bank may, but shall not be required to, advance such amount and recover such amount on demand from the Defaulting Bank, together with interest thereon at the Federal Funds Rate commencing on the date such amount was made available to Administrative Agent and ending on the date Administrative Agent recovers such amount. Until the full repayment is made to Administrative Agent of such amount funded on behalf of the Defaulting Bank together with interest thereon from the date advanced to the date repaid by the Defaulting Bank at the Federal Funds Rate, the right of the Defaulting Bank to participate in decisions or consents hereunder shall be suspended and the entire interest in the Loans of the Defaulting Bank shall be subordinated to the interest of the non-defaulting Bank and all payments or recoveries on the Loans received by Administrative Agent from any source whatsoever that would otherwise be credited by Administrative Agent to the Defaulting Bank shall instead be credited to the non-defaulting Bank until full repayment is made to the non-defaulting Bank. In addition, Administrative Agent shall be entitled to exercise any and all remedies available to it at law or in equity against the Defaulting Bank.

         9A.8 Collections; Sharing of Payments.

                  (a) Administrative Agent, upon receipt, shall promptly distribute in like funds as received to each Bank its Pro Rata Share of all payments of principal, interest and fees received by Administrative Agent on or with respect to the Loans, whether collected from Borrower, or any security for the Loans, or otherwise, after first deducting any costs, fees or other charges due Administrative Agent hereunder or under the Credit Documents, with the exception of (i) any charge for the administrative expenses of the Issuing Bank in connection with the Letters of Credit paid by Borrower pursuant to Section 2.12, which amounts shall be paid to the Issuing Bank, (ii) interest based on the LIBOR Based Rate for purposes of distributions to the Banks other than Imperial shall mean the rate per annum equal to the sum of LIBOR and
         (A) as to an RLC Advance, one hundred seventy-five basis points (175 bp) and (B) as to an RLCT Advance, two hundred twenty-five basis points (225 bp), and (iii) as to the RLC Non-Use Fee and the RLCT Non-Use Fee, in each case 20 basis points (20 bp).

                  (b) If any Bank shall receive and retain any payment, whether by set off, application of deposit balance or security, or otherwise, in respect of the obligations of Borrower hereunder in excess of such Bank's Pro Rata Share, then such Bank shall purchase from the other Bank (for cash and at face value and without recourse) such participation in the Loans held by it as shall be necessary to cause such excess payment to be shared ratably as aforesaid with the other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Bank shall be rescinded ratably and the purchase price restored as to the portion of such excess payments so recovered, but without interest.

         9A.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Borrower and the Banks agree to execute and deliver to such successor Administrative Agent such documents and agreements as such successor Administrative Agent may require to carry out the succession contemplated herein.

         9A.10 Issuing Bank. The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of all the Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9A with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article 9A, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Credit Agreement with respect to the Issuing Bank.

                                   ARTICLE 10

                                  MISCELLANEOUS
                                  -------------

         10.1 Modification. Except as otherwise required in Section 9A.6(b), all modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by the Required Banks.

         10.2 Waiver. No failure to exercise, and no delay in exercising, on the part of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of the Banks and Administrative Agent hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         10.3 Payment of Expenses. Borrower shall pay all costs and expenses of the Banks and the Administrative Agent (including, without limitation, reasonable attorneys' fees and costs) incurred by the Banks and the Administrative Agent in connection with the documentation of the Loans, and the preservation and enforcement of rights of the Banks and the Administrative Agent under this Credit Agreement, the Notes, and/or the other Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Credit Agreement, the Notes and/or other Credit Documents. In addition, Borrower shall pay all costs and expenses of the Banks and the Administrative Agent in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Notes or any other Credit Document. In addition Borrower agrees to and shall indemnify, hold harmless and defend the Banks from any liability, claims or losses resulting from the disbursement of the proceeds of the Loans except for their own gross negligence or willful misconduct. This provision shall survive repayment of the Loans and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

         10.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Company:                Three-Five Systems, Inc.
                                 1600 North Desert Drive
                                 Tempe, Arizona 85281-1212
                                 Attention:  Vice President - Administration
                                 Telecopier: (602) 389-8836

         Administrative Agent:   Imperial Bank Arizona
                                 One Arizona Center
                                 400 East Van Buren
                                 Suite 900
                                 Phoenix, Arizona  85004
                                 Attention:  Kevin Halloran
                                 Telecopier:  (602) 261-7881

         with a copy to:         Imperial Bank
                                 9920 South La Cienega Boulevard
                                 Suite 636
                                 Inglewood, California 90301
                                 Attention: General Counsel
                                 Telecopier: (310) 417-5695

         Banks:                  See Schedule 1.1.

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid if sent before the end of the normal business hours of recipient. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section. Any notice required to be delivered by the Borrower to the Banks under the Credit Documents shall be deemed to be so delivered if delivered to the Administrative Agent. Borrower agrees that any notice required to be delivered by the Administrative Agent and/or the Banks under the Credit Documents to the Borrower shall be deemed to be so delivered if delivered to the Company.

         10.5 Governing Law; Jurisdiction, Venue.

                  (a) The Credit Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona, except to the extent the Banks has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Arizona law shall not be deemed to deprive the Banks of any such rights and remedies as may be available under Federal law. Each party consents to the personal jurisdiction and venue of the state courts located in Maricopa County, State of Arizona in connection with any controversy related to this Credit Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Credit Agreement shall be venued in the Superior Court of Maricopa County, Arizona.

                  (b) Each Non-U.S. Subsidiary hereby appoints the Company as its agent for the service of all process in the United States of America.

         10.6 Invalid Provisions. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and the Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.7 Binding Effect. The Credit Documents shall be binding upon and inure to the benefit of Borrower, the Banks and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations thereunder.

         10.8 Entirety. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.9 Relationship of the Banks and Borrower. The Banks and Borrower each have separate and independent rights and obligations under this Credit Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and the Banks for any purpose or in any respect.

         10.10 Time of the Essence. Time is expressly made of the essence of this Credit Agreement.

         10.11 Good Faith Standard. Except where governed by a specific provision of this Credit Agreement for a specific purpose, whenever the approval or consent of the Banks is required hereunder, the Banks shall consider the request for approval or consent on a timely basis, but the Banks shall have such time as may be reasonably necessary to review and consider such request, as determined in their sole judgment, and the Banks shall have the right to not give their approval or consent or to impose such conditions or additional requirements with respect to their approval or consent as the Banks in their sole judgment shall determine. Approvals or consents by the

Banks shall be effective only when given in writing, except when otherwise specifically provided herein. The standard by which the Banks shall be governed with respect to a request for approval or consent shall be "good faith" as that term is defined in the Arizona Uniform Commercial Code.

         10.12 Assignments and Participations; Transferees.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or obligations hereunder, under any Note or under any other Credit Document without the prior written consent of all of the Banks.

                  (b) Each Bank may at any time grant participations in any portion of the Loans and Credit Documents owned by it to an Affiliate of such Bank without the consent of the other Banks. Otherwise each Bank may sell, assign, transfer or otherwise dispose of any portion of its interest therein (each such grant of a participation or interest so sold, assigned, transferred or disposed of being herein called a "Transferred Interest") to other financial institutions ("Transferees") only with the consent of the other Banks. In addition, each Bank may pledge any portion of its Notes for security purposes to any Federal Reserve Bank. Without in any way limiting the rights of Transferees hereunder, the Borrower agrees that each Transferee shall be entitled to the benefits of the Credit Documents to the extent of its Transferred Interest as if it were the "Bank" in an aggregate amount equal to such Transferred Interest, and that each Transferee may exercise any and all rights of banker's lien, setoff and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Borrower. Borrower shall not be obligated to deal with or communicate with any such participant.

                  (c) As to any such assignment to a Transferee, (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000.00,
         (iii) the amount of the Commitment retained by the assigning Bank, unless the Assignment and Acceptance covers all or the remaining portion of the assigning Bank's interest, rights and obligations under this Credit Agreement, after each such assignment shall not be less than $1,000,000.00, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment, and (v) the Transferee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (f) of this Section, from and after the effective date specified in each

         Assignment and Acceptance, (A) the Transferee thereunder shall be a party hereto and shall become a "Bank" hereunder, and, to the extent of the interest assigned by such Assignment and Acceptance, have all the rights and obligations of a Bank under this Credit Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 3.6, 3.7(b) and 10.3).

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Transferee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such Transferee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Transferee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Transferee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (vi) such Transferee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Transferee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement are required to be performed by it as a Bank.

                  (e) The Administrative Agent shall maintain at one of its offices in Phoenix, Arizona, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an Transferee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the Transferee (unless the Transferee shall already be a Bank hereunder), the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks. Within five Banking Days after receipt of notice, the Borrower, as applicable, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the applicable form of Exhibit "C" hereto.

         10.13 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

         10.14 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

         10.15 No Third Party Beneficiary. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render the Banks and the Administrative Agent liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against the Banks and the Administrative Agent, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         10.16 Joint Liability.

                  (a) The Company and the Co-Borrowers each: (a) agrees that the liability hereunder of all parties hereto is joint and several; and (b) consents that the Banks may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

                  (b) In addition, the Company and the Co-Borrowers each waives and agrees not to assert: (a) any right to require the Banks to proceed against the obligations, to proceed against or exhaust any security for the obligations, to pursue any other remedy available to the Banks, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to the Banks;
         (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for payment of any other party hereto; and (g) the benefits of any statutory provision limiting the right of the Banks to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the obligations, after any foreclosure or trustee's sale of any security for the obligations, including without limitation the benefits, if any, to a surety of Arizona Revised Statutes Section 33-814. Until payment in full of the obligations and the Banks have no obligation to make any further advances of the proceeds hereof, no party shall have any right of subrogation and each hereby waives any right to enforce any remedy which the Banks now have, or may hereafter have, against Borrower or any other party, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Banks.

         10.17 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

         10.18 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO OBLIGATIONS

SECURED OR THE CREDIT DOCUMENTS OR THE COLLATERAL, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         10.19 Counterparts. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                            THREE-FIVE SYSTEMS, INC., a Delaware
                                            corporation



                                            By: /s/ Jeffrey D. Buchanan
                                                --------------------------------
                                            Name: Jeffrey D. Buchanan
                                                 -------------------------------
                                            Title: Executive Vice President
                                                  ------------------------------

                                                                         COMPANY


                                            THREE-FIVE SYSTEMS (BEIJING),  LTD.,
                                            a wholly foreign owned enterprise
                                            organized under the laws of the
                                            People's Republic of China.



                                            By: /s/ Jeffrey D. Buchanan
                                                --------------------------------
                                            Name: Jeffrey D. Buchanan
                                                 -------------------------------
                                            Title: Authorized Agent
                                                  ------------------------------


                                            THREE-FIVE SYSTEMS PACIFIC, INC., a
                                            Philippine corporation



                                            By: /s/ Jeffrey D. Buchanan
                                                --------------------------------
                                            Name: Jeffrey D. Buchanan
                                                 -------------------------------
                                            Title: Authorized Agent
                                                  ------------------------------

                                            THREE-FIVE SYSTEMS, LIMITED, a
                                            corporation organized under the laws
                                            of the United Kingdom


                                            By: /s/ Jeffrey D. Buchanan
                                                --------------------------------
                                            Name: Jeffrey D. Buchanan
                                                 -------------------------------
                                            Title: Authorized Agent
                                                  ------------------------------

                                                                    CO-BORROWERS


                                            IMPERIAL BANK ARIZONA, an Arizona
                                            banking corporation



                                            By: /s/ Kevin C. Halloran
                                                --------------------------------
                                            Name: Kevin C. Halloran
                                                 -------------------------------
                                            Title: Senior Vice President
                                                  ------------------------------

                                                                  AGENT AND BANK


                                            NATIONAL BANK OF CANADA



                                            By: /s/ R. A. McKerroll
                                                --------------------------------
                                            Name: R. A. McKerrol
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            By: /s/ John Curry
                                                --------------------------------
                                            Name: John Curry
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                                                            BANK

                                   EXHIBIT "C"

                                  FORM OF NOTES
                                  -------------

                                  EXHIBIT "C-1"

                            REVOLVING PROMISSORY NOTE
                                      (RLC)

$_______________                                                Phoenix, Arizona
                                                            ______________, 1998


         FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker"), promises to pay to the order of ______________________________________________
(the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at Imperial Bank, 9920 South La Cienega Boulevard, Lending Services, Inglewood, California 90301, or at such other place as Holder may from time to time designate in writing, the principal sum of ____________________ ___________________________ AND NO/100 DOLLARS ($_____________) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  1 Interest shall accrue:

                           1.1 On the unpaid  principal of an RLC Advance at the
                  Variable Rate, except to the extent that an RLC Advance bears interest at the LIBOR Based Rate.

                           1.2 On the unpaid  principal of an RLC Advance at the
                  LIBOR Based Rate, to the extent Borrower shall elect and to the extent not otherwise provided in the Credit Agreement.

                  2 All accrued interest shall be due and payable on each Payment Date.

                  3 The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the RLC Maturity Date.

         The "Variable Rate" means the rate per annum equal to the Prime Rate per annum as in effect from time to time; the Variable Rate shall change on each day that the "Prime Rate" changes. The LIBOR Based Rate means the rate per annum equal (A) to the sum of LIBOR and one hundred seventy-five basis points (175 bp), divided by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage with respect to the applicable LIBOR Interest Period. The "RLC Maturity Date" means May 22, 2000.

         The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and re-advanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Credit Agreement, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         This Note is issued pursuant to that Credit Agreement dated as of November 5, 1998 (the "Credit Agreement") between Maker, the Banks named therein and Imperial Bank Arizona, an Arizona banking corporation as Agent and is secured by the Security Documents. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Time is of the essence of this Note.

         Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Security Documents.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Credit Agreement for the giving of notices.

         If any payment of interest and/or principal is not received by the Holder hereof when such payment is due, then in addition to the remedies conferred upon the Holder hereof and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

         In any action brought under or arising out of this Note, each obligor, including successor(s) or assign(s), hereby consents to the application of Arizona law, with the exception of provisions on conflicts of laws, to the jurisdiction of any competent court within the State of Arizona, and to service of process by any means authorized by Arizona law.

         This Note may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                            THREE-FIVE SYSTEMS, INC., a Delaware
                                            corporation



                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------


                                            THREE-FIVE SYSTEMS (BEIJING),  LTD.,
                                            a wholly foreign owned enterprise
                                            organized under the laws of the
                                            People's Republic of China.



                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------

                                            THREE-FIVE SYSTEMS PACIFIC, INC., a
                                            Philippine corporation



                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------


                                            THREE-FIVE SYSTEMS, LIMITED, a
                                            corporation organized under the laws
                                            of the United Kingdom



                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------
                                                                           MAKER

                                  EXHIBIT "C-2"

                            REVOLVING PROMISSORY NOTE
                                     (RLCT)

$_____________                                                  Phoenix, Arizona
                                                            ______________, 1998


         FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker"), promises to pay to the order of ______________________________________________
(the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at Imperial Bank, 9920 South La Cienega Boulevard, Lending Services, Inglewood, California 90301, or at such other place as Holder may from time to time designate in writing, the principal sum of __________________________ _____________________________ AND NO/100 DOLLARS ($__________) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

                  4 Interest shall accrue:

                           4.1 On the unpaid principal of an RLCT Advance at the
                  Variable Rate, except to the extent that an RLCT Advance bears interest at the LIBOR Based Rate.

                           4.2 On the unpaid principal of an RLCT Advance at the
                  LIBOR Based Rate, to the extent Borrower shall elect and to the extent not otherwise provided in the Credit Agreement.

                  5 All accrued interest shall be due and payable on each Payment Date.

                  6 Principal hereunder shall be due and payable on each RLCT Principal Date, beginning with the first RLCT Principal Date after the RLCT Termination Date, in an amount sufficient to fully amortize the principal balance of the RLCT on the RLCT Termination Date over twenty equal payments of such principal. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the RLCT Maturity Date.

         The "Variable Rate" means the rate per annum equal to the Prime Rate per annum as in effect from time to time; the Variable Rate shall change on each day that the "Prime Rate" changes. The LIBOR Based Rate means the rate per annum equal (A) to the sum of LIBOR and two hundred thirty-seven and one-half basis points (237.5 bp), divided by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage with respect to the applicable LIBOR Interest Period. The "RLCT Maturity Date" means August 5, 2004.

         The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and re-advanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Credit Agreement, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         This Note is issued pursuant to that Credit Agreement dated as of November 5, 1998 (the "Credit Agreement") between Maker, the Banks named therein and Imperial Bank Arizona, an Arizona banking corporation as Agent and is secured by the Security Documents. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         Time is of the essence of this Note.

         Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Security Documents.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Credit Agreement for the giving of notices.

         If any payment of interest and/or principal is not received by the Holder hereof when such payment is due, then in addition to the remedies conferred upon the Holder hereof and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

         In any action brought under or arising out of this Note, each obligor, including successor(s) or assign(s), hereby consents to the application of Arizona law, with the exception of provisions on conflicts of laws, to the jurisdiction of any competent court within the State of Arizona, and to service of process by any means authorized by Arizona law.

         This Note may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                            THREE-FIVE SYSTEMS, INC., a Delaware
                                            corporation



                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------


                                            THREE-FIVE SYSTEMS (BEIJING),  LTD.,
                                            a wholly foreign owned enterprise
                                            organized under the laws of the
                                            People's Republic of China


                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------

                                            THREE-FIVE SYSTEMS PACIFIC, INC., a
                                            Philippine corporation



                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------


                                            THREE-FIVE SYSTEMS, LIMITED, a
                                            corporation organized under the laws
                                            of the United Kingdom

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                  ------------------------------
                                                                           MAKER
                                       -4-